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                                                              EXHIBIT 23.1

                        [COOPERS & LYBRAND LETTERHEAD]







                      Consent of Independent Accountants




We consent to the incorporation by reference in the registration statements of United Retail Group, Inc. and Subsidiaries (the "Company") on Forms S-8 (File No. 33-48500, No. 33-48501 and No. 33-67288) of our report dated February 16, 1996 except for Note 15, as to which the date is March 5, 1996, on our audits of the consolidated financial statements and financial statement schedule of the Company as of February 3, 1996 and January 28, 1995 and for each of the three fiscal years ended February 3, 1996, which report is incorporated by reference in this Annual Report on Form 10-K.



                                                  /s/ COOPERS & LYBRAND L.L.P.
                                                  -----------------------------
                                                      COOPERS & LYBRAND L.L.P.



New York, New York
April 12, 1996